Exhibit 99.2
LEXMARK INTERNATIONAL, INC.
REVENUE BY QUARTER
Dollars in Millions



                                              First            Second          Third
2001:                                        Quarter          Quarter         Quarter
                                             -------          -------         -------
Laser and inkjet printers                     $393.0           $365.4        $  399.7
Associated laser and inkjet cartridges         471.8            482.9           476.6
Other                                          134.6            139.6           127.2
                                         ---------------- --------------- ---------------
   Total                                      $999.4           $987.9        $1,003.5
                                         ================ =============== ===============


                                              First            Second          Third           Fourth
2000:                                        Quarter          Quarter         Quarter         Quarter
                                             -------          -------         -------         -------
Laser and inkjet printers                     $359.9           $390.9          $418.1       $  519.6
Associated laser and inkjet cartridges         384.3            365.4           365.1          432.8
Other                                          147.5            136.7           143.4          143.3
                                         ---------------- --------------- --------------- ---------------
   Total                                      $891.7           $893.0          $926.6       $1,095.7
                                         ================ =============== =============== ===============


                                              First             Second          Third          Fourth
1999:                                        Quarter           Quarter         Quarter        Quarter
                                             -------           -------         -------        -------
Laser and inkjet printers                     $377.1           $381.0          $404.4       $  490.0
Associated laser and inkjet cartridges         245.0            270.4           286.8          341.5
Other                                          164.9            165.9           153.8          171.5
                                         ---------------- --------------- --------------- ---------------
   Total                                      $787.0           $817.3          $845.0       $1,003.0
                                         ================ =============== =============== ===============


                                              First             Second          Third          Fourth
1998:                                        Quarter           Quarter         Quarter        Quarter
                                             -------           -------         -------        -------
Laser and inkjet printers                     $309.3           $332.6          $377.6         $481.5
Associated laser and inkjet cartridges         197.7            195.4           204.1          242.5
Other                                          165.1            169.3           162.1          183.4
                                         ---------------- --------------- --------------- ---------------
   Total                                      $672.1           $697.3          $743.8         $907.4
                                         ================ =============== =============== ===============
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